FIRST pactrust BANCORP, INC.™

Q2 Earnings Results

August 1, 2011

Important Disclosures

Forward-Looking Statements

These materials contain various forward-looking statements that are based on assumptions and describe our future plans and strategies and our expectations. These forward-looking statements are generally identified by words such as "believe," "expect," "intend," "anticipate," "estimate," "project," or similar words. Our ability to predict results or the actual effect of future plans or strategies is uncertain. Factors which could cause actual results to differ materially from those anticipated include, but are not limited to the continuation or worsening of current recessionary conditions, as well as continued turmoil in the financial markets; our ability to implement our acquisition strategy and the applicability of the FDIC Statement of Policy on Qualifications for Failed Bank Acquisitions to us; the credit risks of lending activities, which may be affected by further deterioration in the real estate market, may lead to decreased loan delinquencies, losses and nonperforming assets in our loan portfolios, and may result in our allowance for loan losses not being adequate to cover actual losses, and require us to materially increase our reserves; changes in general economic conditions, either nationally or in our market area; changes in the levels of general interest rates, and the relative differences between short- and long-term interest rates, deposit interest rates, our net interest margin and funding sources; fluctuations in the demand for loans, the number of unsold homes and other properties and fluctuations in commercial and residential real estate values in our market area; results of examinations of us by the Office of Thrift Supervision or by other regulatory authorities, including our compliance with our Memorandum of Understanding and the possibility that any such regulatory authority may, among other things, require us to increase our allowance for loan losses, write-down asset values, increase our capital levels, or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings; legislative or regulatory changes that adversely affect our business, including changes in the interpretation of regulatory capital or other rules; our ability to control operating costs and expenses; our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we have acquired or may in the future acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force and potential associated charges; errors in our estimates in detemining fair value of certain of our assets, which may result in significant declines in valuation; the network and computer systems on which we depend could fail or experience a security breach; our ability to retain key members of our senior management team; costs and effects of litigation, including settlements and judgments; increased competitive pressures among financial services companies; changes in consumer spending, borrowing and savings habits; adverse changes in the securities markets; earthquake, fire or other natural disasters affecting the condition of real estate collateral; the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; inability of key third-party providers to perform their obligations to us; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board or their application to our business or final audit adjustments, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; war or terrorist activities; other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products, and services and the other risks described as detailed in the Company's reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. As used herein, the "Company," "we," "us" and "our" refer to First PacTrust Bancorp, Inc. and the "Bank" refers to Pacific Trust Bank, a wholly owned subsidiary of the Company.

Review of Q2 Results

- Solid earnings of $1.5 million for Q2 2011; up $0.8 million or 124% from Q1 2011; compares favorably against loss of $2.7 million for Q2 2010
- Net interest income, before provision, declined by $148 thousand due to 7 basis points NIM compression
- Improved credit quality reflected in provision and ALLL
- Non-interest expense declined by $0.8 million compared to prior linked quarter
- Strong capital position made stronger with completion of $26 million capital raise
- Increased quarterly dividend rate to $0.11, up from $0.105; paid on July 1, 2011
- Opened San Marcos branch location and announced plans to open two new Los Angeles County branch locations
- Announced Gateway Business Bank acquisition

FIRST pactrust BANCORP, INC.

Earnings

- Q2 2011 quarter earnings of $1.5 million improved $0.8 million versus linked quarter results; first increase after consecutive quarters of decline

- Adjusted for gain-on-sale and other non-core items, core earnings remained strong at $1.0 million for Q2 2011

- Quality of earnings continues to improve
  - focus on organic loan and deposit growth
  - Improved credit quality in both loan and securities portfolio.


Earnings Available to Common
($ thousands / % annualized)
$4,000
$3,000
$2,000
$1,000
$0
-$1,000
-$2,000
-$3,000
2.00%
1.50%
1.00%
0.50%
0.00%
-0.50%
-1.00%
-1.50%

	Q2 10	Q3 10	Q4 10	Q1 11	Q2 11
End Bal	$(2,708)	$2,781	$1,169	$693	$1,549
ROA	-1.10%	1.40%	0.63%	0.33%	0.73%

Note: Core earnings equals earnings, plus non-core expenses (tax adjusted), less gain on sale of securities (tax adjusted); please see appendices.

FIRST pactrust BANCORP, INC.

Loans and yield

- Q2 2011 quarter end balance increased after consecutive quarters of decline
- Launch of CRE lending platform and re-launch of SFR lending during Q2 pushed quarter end total loan balance higher
  - CRE production of $21.3 million with an average note rate of 5.75%
  - SFR production of $10.5 million with an average note rate of 5.05%
- Loan yields during Q2 2011 experienced a smaller decline than prior quarters
  - ARM resets and prepayment drove part of the decline
  - Improved credit metrics reduced NPA interest income drag


Outstanding Loan Balances
(amounts in $ millions / % annualized)
$750
$700
$650
$600
$550
$500
6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%

	Q2 10	Q3 10	Q4 10	Q1 11	Q2 11
End Bal	$706	$687	$676	$669	$670
Avg Bal	$720	$697	$686	$672	$666
Yield	4.81%	5.26%	4.94%	4.56%	4.52%

FIRST pactrust BANCORP, INC.

Deposits and cost of deposits

- Q2 2011 ending deposit balance grew by $52 million from Q1 2011's $634 million to $686 million
  - Growth from La Jolla (de novo) branch accounted for $16 million of Q2 2011 increase ($24 million YTD)
  - San Marcos (de novo) branch added $1million; opened in June 2011
- Q2 2011 cost of deposits saw a favorable decline to 74 basis points
  - Re-pricing of higher rate CDs
  - Low cost state deposits
  - Impact of checking and savings account sales focus

Outstanding Deposit Balances

(amounts in 4 millions / % annualized)


$750
$700
$650
$600
$550
$500
6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%

	Q2 10	Q3 10	Q4 10	Q1 11	Q2 11
End Bal	$682	$685	$646	$634	$686
Avg Bal	$684	$684	$668	$639	$661
Cost	1.26%	1.12%	0.94%	0.80%	0.74%

FIRST pactrust BANCORP, INC.

Net interest margin

- Net interest margin for Q2 2011 declined by 7 basis point or 1.9% versus prior linked quarter
- Resulted in $148 thousand decline in net interest income
- Average Earning Assets for Q2 2011 grew $51.5 million or 8.1% versus prior linked quarter
  - Yield on earning assets declined 16 basis point s compared to Q1 2011
  - Decline was largely driven by lower yield on investments due to sale of higher yielding impaired investments
- Interest bearing liabilities for Q2 2011 grew $23.1 million or 3.3% versus prior linked quarter
  - Costs of funds declined 12 basis points compared to Q1 2011
  - Decline was driven by 6 basis point drop in cost of deposits and the repayment of high rate FHLB borrowings

Component of Net Interest Margin

(amounts in $ millions / % annualized)


$750
$700
$650
$600
$550
$500
6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%

	Q2 10	Q3 10	Q4 10	Q1 11	Q2 11
Earn Assets	$682	$685	$646	$634	$686
Dep & Borr	$684	$684	$668	$639	$661
Yield	4.80%	5.28%	4.84%	4.52%	4.36%
Cost of Funds	1.48%	1.32%	1.16%	1.00%	0.88%
NIM	3.38%	4.05%	3.78%	3.63%	3.56%

Non-interest income

- Q2 2011 non-interest income was $1.635 million; compares favorably against Q1 2011 non-interest income of $767 thousand
- Excluding gain on sale of securities, linked quarter non-interest income increased $69 thousand or 15.4% from $448 thousand in Q1 2011 to $517 thousand in Q2 2011
  - A $35 thousand increase in customer service fees accounted for 50% of the increase in non-interest income; the increase benefited from disciplined sales activity
  - Prepayment penalties assessed on customer loans that paid off during Q2 2011 added $26 thousand of income, accounting for another 37% of the increase


Customer Service Fees
(amounts in $ thousands)
$400
$375
$350
$325
$300
$275
$250

	Q2 10	Q3 10	Q4 10	Q1 11	Q2 11
Customer Service Fees	$345	$336	$341	$338	$373

FIRST pactrust BANCORP, INC.

Non-interest expense

- Non-interest expense declined by $817 thousand from $6.8 million during Q1 2011 to current quarter's $6.0 million
  - difference is due to $890 thousand in change in control expenses booked during Q1 2011
- Selected expenses
  - Prior quarters salaries & employee benefits were significantly impacted by change of control payments ; today reflects investment in branch & loan production personnel to drive organic growth
  - Prior quarter professional services expense was impacted by private placement; today reflects acquisition activity
  - REO and related expenses continue to decline as asset quality improves; expense will be driven by completion of current asset resolution activities


Non-interest Expense
(amounts in $ thousands)
$10,000
$8,000
$6,000
$4,000
$2,000
$-

	Q2 10	Q3 10	Q4 10	Q1 11	Q2 11
Non-interest Expense	$4,925	$3,846	$9,187	$6,816	$5,999


Selected Expenses
(amounts in $ thousands)
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-

	Q2 10	Q3 10	Q4 10	Q1 11	Q2 11
REO/FrclsurExp	$1,546	$277	$1,738	$1,131	$720
Prof Srvcs	$141	$238	$400	$335	$414
Salaries	$1,536	$1,614	$5,088	$3,381	$2,856

FIRST pactrust BANCORP, INC.

Credit quality and provision

- Early delinquencies at lowest level during past 5 quarters
- NPLs at lowest level during past 5 quarters
- REO increased as resolution activity matures
- ALLL reflects the improvement in credit quality
- ALLL as % NPL held constant


Allowance for Loan & Lease Losses
(amounts in $ millions / %)
$20.0
$18.0
$16.0
$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$-
50.0%
45.0%
40.0%
35.0%
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%

	Q2 10	Q3 10	Q4 10	Q1 11	Q2 11
ALLL	$17.7	$17.6	$14.6	$11.9	$8.4
%NPL	40.2%	46.0%	41.3%	38.8%	38.2%


Early Delinquencies & NPA Components
(amounts in $ millions)
$40
$30
$20
$10
$0

	Early DQ	NPL	OREO
Q2 10	$22.9	$29.2	$8.3
Q3 10	$27.0	$22.0	$7.8
Q4 10	$31.5	$19.9	$6.6
Q1 11	$27.2	$27.6	$6.4
Q2 11	$20.1	$14.2	$15.0

FIRST pactrust BANCORP, INC.

Credit metrics

Improved asset quality

Early (30&60) and Late (90+) Delinquencies

(amounts in $ millions)


$40
$30
$20
$10
$0

	30-59	60-89	90+
Q2 10	$14.1	$8.8	$29.2
Q3 10	$16.4	$10.6	$22.0
Q4 10	$21.6	$9.9	$19.9
Q1 11	$20.9	$6.3	$27.6
Q2 11	$16.1	$4.0	$14.2

Asset Quality Trends


9.0%
8.0%
7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%

	Q2 10	Q3 10	Q4 10	Q1 11	Q2 11
DQ / Loans	7.8%	7.1%	7.6%	8.2%	5.2%
NPL / Loans	4.4%	3.2%	2.9%	4.1%	2.1%
Classified / Loans	8.4%	6.9%	6.1%	6.1%	5.1%
NPA / Assets	4.3%	3.5%	3.1%	4.1%	3.3%

OREO

- OREO rose to $15.0 million as of June 30, 2011 versus $6.4 million at March 31, 2011
- Growth in OREO was expected as Bank cleared out NPAs
- OREO balances concentrated in 4 assets totaling $7.4 million or 49% of total OREO; includes 3 construction/land loans that have been written down to less than 20% of original loan amounts
- Expect reductions in OREO during the balance of 2011 with completion of property sales and some migration of remaining NPLs into OREO


OREO
(amounts in $ millions)
$1.4
$2.0
$2.1
$1.9
$7.6
Asset 1
Asset 2
Asset 3
Asset 4
All Other

Capital

- Strong capital position made stronger through $26 million common equity raise (completed at a 4.4% discount to market); FPTB's tangible common equity to asset ratio now stands to 18.2%
  - FPTB maintains sufficient equity to support M&A activities and organic growth
- Strong capital position at Pacific Trust Bank
  - Q2 2011 total core capital to adjusted tangible assets stands at 11.6% and total risk-based capital ratio stands at 17.2%
- FPTB has on-balance sheet capacity to inject $20+ million in capital to Pacific Trust Bank, net of Gateway transaction requirements and targeted cash balances
- May elect to accept up to $32 million of SBLF

TCE to Assets


20.0%
15.0%
10.0%
5.0%
0.0%

	Q2 10	Q3 10	Q4 10	Q1 11	Q2 11
TCE to Assets	8.8%	9.2%	15.8%	16.3%	18.2%

Pacific Trust Bank Regulatory Capital Ratios

Ratio	Q2 10	Q3 10	Q4 10	Q1 11	Q2 11
Total Core Capital	9.2%	9.8%	11.1%	12.1%	11.6%
Tier 1 Risk-based Capital	12.1%	12.9%	14.9%	16.0%	16.0%
Total Risk-based Capital	13.4%	14.2%	16.2%	17.3%	17.2%

FIRST pactrust BANCORP, INC.

Other items

Gateway merger

- Merger and integration activities are underway
- Preliminary meeting with OCC occurred
  - Submission of application on track
- FRB meeting scheduled for early August
- On track for Q4 close

Q2 2011 Branch Openings

- Opened San Marcos branch in June 2011
- Announced planned opening of Santa Monica and Century City branches; applications have been approved by OTS

Regulatory update

- July 21, 2011 regulator change in accordance to Dodd / Frank
- FPTB is regulated by the Federal Reserve Bank (San Francisco, CA)
- Pacific Trust Bank is regulated by the Office of the Comptroller of the Currency (Carlsbad, CA)

Liquidity

- FPTB and Pacific Trust Bank have sufficient on-balance sheet liquidity to fund daily activities
- Cash and equivalents total $61 million or 6.9% of assets
- Securities total $75 million or 8.5% of assets; generates approximately $8 million in cash flow a month

FIRST pactrust BANCORP, INC.

Summary

- ✓ Delivering strong earnings while building for growth
- ✓ $1.5 million in earnings in the Q2 2011, up $0.8 million from prior linked quarter
- ✓ Improved credit quality
- ✓ Improved quality of earnings
  - ✓ Lending platforms produced $33 million of production and strong pricing
  - ✓ New branches delivering organic funding growth
  - ✓ Opportunity for further NIM expansion as FHLB advances and higher-cost CDs mature in 2011
  - ✓ Provision reflects improved credit metrics
- ✓ Strong capital position
- ✓ Strong liquidity position
- ✓ Gateway transaction on track to close Q4 2011

Appendices

FIRST pactrust BANCORP, INC.

Non-GAAP Financial Information

This presentation contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States ("GAAP"). These non-GAAP financial measures include tangible common equity, tangible common equity per share and core earnings.

Tangible common equity and tangible common equity per share are calculated by excluding preferred equity from stockholders' equity (of which we currently have none) and excluding any intangible assets (of which we currently have none) from assets. We believe that this is consistent with the treatment by the Office of Thrift Supervision, our regulatory agency, which excludes any intangible assets from the calculation of risk-based capital ratios. Accordingly, management believes that these non-GAAP financial measures provide information to investors that is useful in understanding the basis of our risk-based capital ratios. Management also believes that core earnings is a useful measure of assessing our operating performance.

Reconciliations of the non-GAAP measures to the comparable GAAP measures are provided below.

The following table presents a reconciliation of tangible common equity to stockholders' equity (dollars in thousands):

		6/30/11
Stockholders' equity	$	160,475
Less: Intangible assets		0
Tangible common equity		160,475

The following table presents a reconciliation of tangible common equity per share to stockholders' equity per share:

		6/30/11
Stockholders' equity per share	$	13.91
Less: Effect of intangible assets		0.00
Tangible common equity per share		13.91

First PacTrust Bancorp, Inc.

Non-GAAP Financial Information

(Continued)

The following table presents a reconciliation of core earnings to net income (dollars in thousands):

		6/30/11
Net income	$	1,549
Less: Gain-on-sale of securities (net of tax)		760
Add: Non-core change of control payment (net of tax)		-
Add: Non-core professional service & other expense (net of tax)		166
Core earnings		955